Exhibit 10.8

November 23, 2022

Richard Nanula

Executive Chairman

Lucy Scientific Discovery (USA) Inc.

Dear Richard,

As discussed, this will confirm that Lucy Scientific Discovery (USA) Inc. (“Lucy” or the “Company”) a Delaware corporation (the “Company”), I am pleased to memorialize in writing your full-time employment with the Company, in the position of Executive Chairman, commencing on the date of closing of the Company’s initial public offering (the “IPO”) and listing of the Company’s shares of Common Shares (as hereinafter defined) on Nasdaq or another market or exchange (such date, the “Effective Date”). As discussed, the term of your employment will be two (2) years from commencement. At the completion of the term, your options will continue to vest. This offer letter (the “Agreement”) sets forth the terms of your employment with the Company. Subject to the closing of the IPO, this Agreement will become effective on the Effective Date and any prior consulting or employment agreement, arrangement or understanding will be automatically terminated, without any further action by the Company or you

1.	Duties. You will have the responsibilities, duties and authority of and with respect to the Company and its Affiliates (as such term is defined in Rule 501 of the Securities Act of 1933, as amended) as is reasonably expected of the Executive Chairman of the Company, as assigned from time to time by the Company’s Board of Directors (the “Board”). You will report to and work closely with the Board and such other officers of the Company as the Board may hereafter designate from time to time, to further the goals and objectives of the Company. You will work from the Company’s offices in Victoria, British Columbia or remotely, as necessary or appropriate to properly discharge your duties and responsibilities to the Company, and you further acknowledge and agree that your position with the Company may require you to travel both nationally and internationally as necessary and appropriate to meet the Company’s business objectives; provided that you shall not be required to travel and reside in Canada for more than fifty percent (50%) of any calendar year. You agree to faithfully and diligently devote all of your business time and efforts to your position with the Company as is necessary to perform your duties and responsibilities to the Company. In addition, you agree to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes thereto that may be adopted from time to time by the Company.

2.	Base Compensation. In consideration for your services to the Company and its Affiliates, the Company shall pay you an initial annual base salary of $100,000 (the “Base Salary”), payable in accordance with the Company’s regular payroll practices applicable to the Company’s senior officers as in effect from time to time, and subject to all withholdings and deductions as required by law. Your Base Salary will increase to an annual amount of $200,000 on the date that the Company achieves equity financing in the aggregate amount of USD$20,000,000 (from the date of this Agreement) and shall thereafter be reviewed annually and may be adjusted based on your performance and responsibilities, in the sole discretion of the Company.

Chris McElvany

Chief Executive Officer

Lucy Scientific Discovery (USA) Inc.

3.	Bonus and Equity Incentives.

a.	Bonus. During your employment with the Company, except as provided below, you will be entitled to an annual bonus of up to 30% of your Base Salary (the “Discretionary Bonus”), as determined by the Board in its discretion, based upon achievement of the performance goals to be established as described below (referred to as “key performance indicators”), your overall personal performance and such other factors as may be determined in the sole discretion of the Board. The Company shall work closely with you to establish and agree upon the key performance indicators following the Effective Date, and we shall seek to finalize the key performance indicators within three (3) months following the Effective Date. Thereafter, the key performance indicators shall be subject to adjustment on an annual basis prior to each anniversary of your employment with the Company. The Company intends to pay the Discretionary Bonus, if any, in cash at such time as bonuses are paid to the Company’s other executives, in one or more installments, as determined in accordance with the Company’s bonus payment policy, which payment policy is subject to change from time to time at the Company’s reasonable discretion; provided that you must be employed by the Company on the date bonuses are paid to receive any Discretionary Bonus. The Discretionary Bonus, and the related key performance indicators for any calendar year, shall be reduced, pro rata, to reflect any partial year of service by you to the Company. The Discretionary Bonus is subject to all withholdings and deductions as required by law.

b.	Equity Incentives. On the Effective Date, the Company shall grant you a stock option (the “Option”) to purchase such number of common shares of the Company, no par value (“Common Shares”), as shall represent five percent (5%) of the Company’s outstanding Common Shares on the date of grant, after giving effect to, and assuming the exercise of, all options, warrants and similar rights to acquire Common Shares that are outstanding as of the closing of the IPO. The Option shall vest over a four (4)-year period, as follows:

i.	Twenty-five percent (25%) of the Option shall vest on the Effective Date; and

ii.	The balance of the Option shall vest and shall become exercisable in 36 equal monthly installments commencing on the ___ day[1] of the 13th month following the Effective Date and continuing until the 48th month following the Effective Date.

All grants of Awards shall be subject to (A) a 409A or similar valuation of the Company and (B) the Company’s 2021 Equity Incentive Plan (the “Plan”) and any other equity incentive plan or plans of the Company as in effect from time to time and (iii) a Stock Option Agreement or other agreement evidencing the Option between the Company and you.

[1]	This will be the same date of the month as the date of the month of the Effective Date. For example, if the IPO closes on February 27th, we will insert “27th” in this blank.

Chris McElvany

Chief Executive Officer

Lucy Scientific Discovery (USA) Inc.

c.	Treatment of Options upon Termination of Employment or Resignation as an Employee.

i.	Termination without Cause; Resignation with Good Reason. Except as provided in paragraph ii of this Section 3(c) below, in the event that your employment with the Company is terminated without Cause (as defined below) or you resign as an employee of the Company with Good Reason (as defined below), (A) the portion of the Option that would have otherwise vested during the period that is 12 months following such termination without Cause or resignation with Good Reason shall accelerate and shall vest in full, (B) the portion of the Option that has not vested, whether by acceleration or otherwise, as of the date of such termination without Cause or resignation with Good Reason shall expire on, and may no longer be exercised after, the effective date of such termination or resignation, as the case may be, and (C) the portion of the Option that has vested prior to such termination without Cause or resignation with Good Reason, including any portion that has vested as a result of acceleration of all or a portion of the Option in accordance with paragraph (A) of this Section 3(c)(i), may only be exercised for a period of ninety (90) days following the effective date of such termination or resignation, as the case may be, and the vested portion of your Option shall expire on, and may no longer be exercised after, the date that is ninety (90) days following the effective date of such termination or resignation, as the case may be.

ii.	Termination following a Change of Control. Notwithstanding paragraph i of this Section 3(c), above, in the event (A) of a Change of Control (as defined below) of the Company involving the Company and (B) prior to the date the Option has vested in full, either your employment with the Company (or any successor in interest to the Company in connection with such Change of Control) is terminated without Cause or you resign as an employee of the Company with Good Reason, (x) the Option shall accelerate and vest in full in its entirety and may be exercised by you with respect to all of the Common Shares underlying the Option, and (y) the Option may only be exercised for a period of ninety (90) days following the effective date of such termination without Cause or resignation with Good Reason, as the case may be, following a Change of Control, and the Option shall expire on, and may no longer be exercised after, the date that is ninety (90) days following the effective date of such termination without Cause or resignation with Good Reason, as the case may be, following a Change of Control.

iii.	Termination with Cause; Resignation without Good Reason; Termination in connection with Disability. In the event that (A) your employment with the Company is terminated with Cause, (B) you resign as an employee of the Company without Good Reason or (C) your employment with the Company is terminated (whether by the Company or as a result of your resignation) in connection with your Disability, (x) the portion of the Option that has not vested, whether by acceleration or otherwise, as of the date of such termination with Cause, resignation without Good Reason or termination in connection with your Disability shall expire on, and may no longer be exercised after, the effective date of such termination or resignation, as the case may be, and (y) the portion of the Option that has vested prior to such termination or resignation may only be exercised for a period of ten (10) days following the effective date of such termination or resignation, as the case may be, and the Vested Portion shall expire on, and may no longer be exercised after, the date that is of ten (10) days following the effective date of such termination or resignation, as the case may be; provided that in the event you resign as an employee of the Company other than with Good Reason, the Board shall have the right in its sole discretion to extend the exercise period of the Vested Portion beyond such ten (10) day period, subject to compliance with the Plan.

Chris McElvany

Chief Executive Officer

Lucy Scientific Discovery (USA) Inc.

d.	Severance. In the event that (i) your employment with the Company is terminated for any reason, other than (A) with “Cause” or (B) in connection with your Disability or (ii) you voluntarily resign as an employee of the Company with “Good Reason,” you shall be entitled to a severance payment (the “Severance Payment”) in an amount equal to (A) six (6) months of Base Salary (at the rate that is in effect as of the date of your termination or resignation, as the case may be) plus (B) one (1) month of Base Salary in respect of each full year that you have been employed by the Company prior to such termination or resignation, as the case may be, which payment shall be made in six (6) equal monthly installments commencing thirty (30) days following the effective date of your termination or resignation, as the case may be, and continuing each monthly anniversary thereafter for the following consecutive five (5) months. The amount of the Severance Payment shall be subject to adjustment on a pro rata basis to reflect any partial year of service by you to the Company prior to your termination or resignation, as the case may be.

e.	Certain Definitions. As used in this Agreement:

i.	The term “Cause” means the occurrence of any of the following: (A) your gross negligence in connection with the performance of your duties hereunder that results in material injury to the Company or its Affiliates; (B) your willful and continued failure (except where due to a Disability) or refusal to perform substantially your duties hereunder, which failure or refusal continues for a period of ten (10) days following your receipt of written notice from the Company identifying such failure or refusal with reasonable specificity; (C) any willful or intentional act by you that constitutes illegal conduct or gross misconduct and that materially injures the reputation or business of the Company or its Affiliates; (D) your material breach of your obligations under this Agreement, which breach continues for a period of ten (10) days following your receipt of written notice from the Company identifying such failure or refusal with reasonable specificity (provided that the preceding requirement for notice and cure opportunity shall not apply in the event of any breach of Section 6 of this Agreement); (E) your conviction of, or pleading nolo contendere to, a felony, or a misdemeanor involving moral turpitude; (F) your commission of an act of fraud or embezzlement, or any other act that involves the misappropriation of material funds or material assets of the Company or any of its Affiliates; (G) chronic absenteeism (except where due to a Disability) or other dereliction of duty due to your personal conduct or otherwise, which absenteeism or other dereliction of duty continues for a period of ten (10) days following your receipt of written notice from the Company identifying such failure or refusal with reasonable specificity; or (H) your failure to follow the reasonable and lawful instructions of the Board.

ii.	The Term “Good Reason” means any of the following circumstances: (A) a material reduction (defined as a cumulative reduction of more than 20%) in your Base Salary in then in effect; (B) a material diminution in your duties, responsibility or authority; (C) a material change in the geographic location at which you must perform your services under this Agreement; or (D) any material breach of this Agreement by Company. Good Reason shall not be deemed to exist unless the Company fails to cure the event giving rise to Good Reason within thirty (30) days after receipt of written notice thereof given by you, which notice shall be delivered no later than thirty (30) days after the event giving rise to termination with Good Reason and specifically set forth the nature of such event and the corrective action reasonably sought by you or your consent in writing to the occurrence of the event giving rise to the claim of termination with Good Reason. Your resignation with Good Reason must occur within thirty (30) days following the expiration of the Company’s cure period described above.

Chris McElvany

Chief Executive Officer

Lucy Scientific Discovery (USA) Inc.

iii.	For purposes of this Agreement “Disability” shall be deemed to occur if the Board, in its good faith judgment, determines that you are unable to perform the essential functions of your position, regardless of reason, with a reasonable accommodation, provided that such reasonable accommodation does not cause the Company an undue hardship, for a total (whether consecutive or cumulative) of sixteen (16) weeks in any rolling fifty-two (52) week period, or in the event the Company receives a medical certification that you will not be able to perform the essential functions of your position permanently or for the indefinite future. Your resignation as an employee of the Company as a result of your Disability shall be treated for all purposes under this Agreement as a resignation without Good Reason, and your death shall also be deemed to constitute your Disability for purposes of this Agreement.

iv.	For purposes of this Agreement, “Change of Control” shall mean the earliest to occur after the Effective Date of the following events:

i.	any “person” or “group” (as such terms are defined and applied in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), becomes (directly or indirectly) the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of the voting securities of the Company representing more than 50% of the total issued and outstanding voting securities of the Company; provided that the following acquisitions shall not constitute a Change in Control:

A.	an acquisition by any such person or group who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power;

B.	any acquisition directly from the Company, including, without limitation, a public offering of securities; or

C.	any acquisition by the Company; or

D.	any one person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all or substantially all of the assets of the Company (unless the stockholders of the Company immediately prior to such acquisition beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting securities of the Company, more than fifty percent (50%) of the voting securities or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

Chris McElvany

Chief Executive Officer

Lucy Scientific Discovery (USA) Inc.

4.	Benefits. During the period of your employment with the Company, (i) you will be able to participate in certain pension, retirement, insurance or other employee benefit plans maintained by the Company and its Affiliates for employees generally, subject to the eligibility provisions of such plans in effect from time to time, (ii) you shall be entitled to participate in all other bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent your position, tenure, salary, health and other qualifications make you eligible to participate in such programs, (iii) you shall be entitled to 20 business days of paid time off (“PTO”) per annum (inclusive of personal and sick days), (iv) you shall be entitled to participate in the Company’s 401K plan if and when it has been established by the Company and (v) the Company shall reimburse you for all reasonable travel, entertainment and other business expenses incurred or paid by you in connection with, or related to, the performance of your duties, responsibilities or services under this Agreement subject to, and in accordance with, the Company’s policies in effect from time to time, upon presentation by you of documentation, expense statements, vouchers and/or such other supporting information as the Company may request. Notwithstanding the foregoing, you shall not be eligible to participate in most of the Company’s benefit programs until you have been employed by the Company for a period of 30 consecutive days, and you shall not be eligible to participate in the Company’s retirement benefit programs until you have been employed by the Company for a period of 90 consecutive days. All of the foregoing benefits are subject to the terms and conditions of the underlying benefit plans, and the Company reserves the right in its sole and absolute discretion to add, eliminate or modify any benefit or policy, subject to applicable laws and regulations. Further, the Company encourages you to use all PTO to which you are entitled; provided that any unused PTO during any 12-month period may not be used in any successive period or periods, and you will not receive any payment in respect of any unused PTO upon the termination of your employment with the Company for any reason except to the extent legally required.

5.	At-Will Employment. Neither the discussion of compensation or benefits above nor any of the other provisions of this Agreement should be taken as a promise to you of a definite term of employment or of any payment or payments upon termination of your employment with the Company. Although we sincerely hope that your employment with the Company will be mutually satisfying, your employment with the Company is “at will,” meaning that either you or the Company may terminate your employment at any time, with or without Cause, and without prior notice (except as set forth herein). This Agreement is not a contract for employment for a definite term or for continued employment, but rather, is meant to provide you with basic information about your employment with the Company. Notwithstanding the foregoing, given the importance of your position with the Company, you agree to provide the Company with at least ten (10) days advance written notice of your resignation without Good Reason as an employee of the Company.

6.	Restrictive Covenants.

a.	Confidentiality. You will not directly or indirectly, without the Company’s prior written consent, disclose to anyone or use in other than the Company’s business, either during or after the term of your employment with the Company, any Confidential Information (as defined below). Upon termination of your employment with the Company, you will return all copies of any Confidential Information to the Company. “Confidential Information” shall mean confidential or other proprietary information of the Company and its Affiliates, including, without limitation, hardware and software designs and code, methods of doing business, technology and the utilization thereof, product specifications and documentation, graphics, designs, know-how, trade secrets, technical information, financial, pricing and marketing information, business and product plans, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, distribution and sales methods and systems, sales and profit figures, finances, personnel information including, but not limited to, information regarding compensation, skills and duties, as well as reports and other business information that you learn of, obtain, or that is disclosed to you during the course of you employment or engagement with the Company, either directly or indirectly, in writing, orally or by review or inspection of documents or other tangible property. In addition, you will hold all third-consulting relationship confidential or proprietary information in the strictest confidence and will use such information only to the extent necessary to carry out work for the Company consistent with the Company’s arrangement with such third parties. You will not disclose to the Company, use in the Company’s business, or cause the Company to use, any information or material which is confidential to others and which the Company has not been authorized to use. This confidentiality obligation will survive your ceasing to provide services to the Company.

Chris McElvany

Chief Executive Officer

Lucy Scientific Discovery (USA) Inc.

b.	Ownership of Developments. You hereby assign to the Company your entire right, interest and title to any and all Developments (as defined below) made, conceived or first reduced to practice solely or jointly by you, whether or not such Developments are patentable, copyrightable or developed during normal working hours, which: (i) were made, conceived or first reduced to practice for the Company in the course of your employment with the Company, or with the use of the Company’s time, materials, funds or facilities; or (ii) are related to information, technology or investigations of the Company to which you have access as part of work for the Company. Notwithstanding the foregoing, you shall continue to have the right in and to all Developments that you created or developed prior to your association with the Company, except to the extent the Company acquired the sole right in and to such Developments from you. You acknowledge that all original works of authorship which are made by you in connection with your services to the Company and which are protectable by copyright are “works made for hire,” within the meaning of United States copyright laws. “Development” shall mean any idea, discovery, invention, improvement, practice, process, method, product, design, computer program (including source and object code), data base, documentation and original works of authorship. You agree to cooperate fully with the Company, both during and after your employment with the Company, with respect to the procurement, maintenance, and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. You agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Developments in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of property rights, and powers of attorney, which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Developments. You further agree that your obligation to execute or cause to be executed, when it is in your power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of your mental or physical incapacity or for any other reason to secure your signature to apply for or to pursue any application for any United States or foreign Developments assigned to the Company as set forth above, then you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney in fact, to act for and in your behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, or copyright, trademark or other registrations thereon with the same legal force and effect as if executed by you. To the extent that you cannot assign and transfer any of your full right, title, and interest in the Developments, you hereby grant the Company and its Affiliates an exclusive, royalty-free, irrevocable, perpetual, worldwide, fully paid-up, assignable and transferable license, with the right to sublicense through multiple tiers, to make, use, sell, improve, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based upon, and otherwise exploit or utilize in any manner the Developments.

c.	Non-Solicit. During the term of your employment and for a period of one (1) year after the termination or expiration thereof, you will not, directly or indirectly, either alone or in association with others (i) solicit any employee of the Company to leave the employ of the Company; (ii) solicit for employment or hire (or solicit to engage as an independent contractor), or permit any organization directly or indirectly controlled by you to solicit for employment or hire (or solicit to engage as an independent contractor), any person who was an employee of the Company at the time of the termination or cessation of your employment with the Company; (iii) either alone or in association with others solicit, divert or take away, or attempt to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts of the Company which were contacted, solicited or served by your while employed by the Company; or (iv) either alone or in association with others permit any organization directly or indirectly controlled by you to solicit, divert or take away, or attempt to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts of the Company that were contacted, solicited or served by you while employed by the Company.

Chris McElvany

Chief Executive Officer

Lucy Scientific Discovery (USA) Inc.

d.	Returning Company Documents and Property. You agree that, upon termination of your employment with the Company, for any reason, you will deliver to the Company (and will not keep in your possession or deliver to anyone else) any and all records, data, notes, reports, information, proposals, lists, correspondence, emails, specifications, drawings, blueprints, sketches, materials, other documents, or reproductions or copies (including but not limited to on computer discs or drives) of any aforementioned items either developed by me pursuant to your employment with the Company or otherwise relating to the business of the Company, retaining neither copies nor excerpts thereof. You also agree that, at such time, or earlier upon request, you will deliver to the Company all Company property in your possession, including cell phones, computers, computer discs, drives and other equipment or devices and that if you fail to do so the Company may withhold from your compensation the replacement cost of Company property you have not returned. You agree that, upon termination of your employment with the Company, you will sign and deliver to the Company the Company’s form of “Termination Certification” certifying your compliance with this Section 6.

e.	Relief. You acknowledge and agree that (i) the covenants set forth in this Section 6 are reasonable and necessary for the protection of the business, goodwill and other legitimate business interests of the Company, are considered by you to be reasonable for such purpose and that you are receiving adequate consideration for making these covenants and agreements with the Company pursuant to this Agreement; (ii) the Company will not have any adequate remedy at law if you violate the terms hereof or fail to perform any of your obligations under Section 6 of this Agreement; (iii) were you to breach any of the covenants set forth in Section 6 of this Agreement, willfully or otherwise, the harm to the Company and its Affiliates would be substantial and irreparable; and (iv) the Company shall have the right, in addition to any other rights it may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce any such covenant or any of the other obligations under Section 6 of this Agreement without having to post bond or other security, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. You acknowledge and agree that if you breach of any of the covenants set forth in Section 6 of this Agreement, the Company will have the right and remedy to require you to account for and pay over to the Company and its Affiliates, as applicable, all compensation, profits, monies, accruals, increments or other benefits you derive or receive as a result of such breach. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity. If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extent only over the maximum period of time, range of activities or geographic area as to which it may be enforceable for such time and in the manner to the fullest extent adjudged to be reasonable.

7.	Miscellaneous.

a.	Governing Law and Venue. Any dispute arising under or relating to this Agreement shall be governed by the laws of the State of New York, United States, excluding its conflicts of laws rules, except to the extent that the employment or labor laws of British Columbia, Canada are legally required to be applied. You agree that the US state and federal courts located in New York, New York, in the Borough of Manhattan, shall have exclusive jurisdiction and venue with respect to any matter arising under or relating to this Agreement.

Chris McElvany

Chief Executive Officer

Lucy Scientific Discovery (USA) Inc.

b.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and you regarding your employment with the Company, and merges all prior discussions between us with regard to the matters addressed herein. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by you and the Company. Any subsequent change or changes in the terms and conditions of your relationship with the Company, including but not limited to your duties or compensation, will not affect the validity or scope of this Agreement.

c.	Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable by an arbitrator or court of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

d.	Successors and Assigns. This Agreement will be binding upon your heirs, executors, administrators and other legal representatives and may be assigned by the Company and its successors to any person or entity, including, but not limited to, any successor, parent, subsidiary or Affiliated entity of the Company. The Company also may assign this Agreement in connection with any sale or merger (whether a sale or merger of stock or assets or otherwise) of the Company or the business of the Company. You expressly consent to the assignment of the restrictions and requirements set forth in this Agreement to any new owner of the Company’s business or purchaser of the Company. You may not assign, pledge, or encumber your interest in this Agreement, or any part thereof, without the written consent of the Company.

e.	Survival. The obligations contained in this Agreement shall survive the termination of your employment or other relationship with the Company.

8.	Representations and Warranties. You represent and warrant that you am not under any obligations to any third consulting relationship that prohibits, restricts or could interfere in any way with the performance of your duties as an employee or officer of the Company, and that your employment or other relationship with the Company will not breach any agreement by which you are bound, including, without limitation, with any of your former employers. You further represent and warrant that there are no legal or contractual impediments to you being able to fully undertake any work on behalf of the Company or its Affiliates, including but not limited to consulting agreements, agreements not to compete or other agreements you have entered into with any current or former employer or that could apply in any way to your activities during your employment or other relationship with the Company.

9.	Conditions to Offer. This offer and Agreement is contingent upon the following:

a.	Employee Handbook. You shall have signed and shall be in continuous compliance with the Company’s Employee Handbook as in effect from time to time.

b.	Background Check. The Company shall have completed a standard background check of you, to which you hereby acknowledge and consent, to the Company’s satisfaction in its sole discretion.

Chris McElvany

Chief Executive Officer

Lucy Scientific Discovery (USA) Inc.

c.	Drug Test. You shall have completed a drug screen evaluation, to the Company’s satisfaction in its sole discretion.

d.	Right to Work. The Company shall have verified your right to work in the United States and Canada.

10.	Acknowledgement. You acknowledge and agree (a) that you have had the opportunity to consult with independent counsel of your own choice concerning this Agreement and have been advised to do so by the Company, and (b) that you have read and understand the Agreement, are fully aware of its legal effect, and have entered into it freely based on your own judgment.

We look forward to having you as part of our team and believe you will find this opportunity both challenging and rewarding. If you have any questions about the foregoing details, please call me immediately. If you wish to accept this position, please sign below and return this Agreement to the Company within seven (7) days from the date hereof. This offer is open for you to accept until the date that is seven (7) days from the date set forth on the first page of this Agreement, at which time it will be deemed to be withdrawn.

[Signatures appear on following page]

Chris McElvany

Chief Executive Officer

Lucy Scientific Discovery (USA) Inc.

Please indicate your acceptance of this offer by signing and dating this Agreement below, and returning a signed copy to me, whereupon this Agreement shall become a binding agreement between us as of the date first above written.

Sincerely,

Lucy Scientific Discovery (USA) Inc.

By:
Name:
Title:

I have read, understood and hereby agree to the terms and conditions of this offer of employment set forth above:

Sign:
Richard Nanula

Date:

Chris McElvany

Chief Executive Officer

Lucy Scientific Discovery (USA) Inc.

Exhibit A

Key Performance Indicators

[To be inserted in this Agreement within three (3) months following the Effective Date in accordance with Section 3(a)]